EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation by reference in the registration statement of Lightwave Logic, Inc. on Form S-8 (No. 333-213541) of our audit report dated March 16, 2018 relating to the financial statements of Lightwave Logic, Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, which report is included in this Annual Report on Form 10-K of the Company filed on March 16, 2018.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: March 16, 2018